BANK ONE, INDIANA, NATIONAL ASSOCIATION

Annual Officer's Certificate of the Servicer Pursuant to
Section 3.10 of the
Pooling and Servicing Agreement

         The undersigned, duly authorized representatives of Bank One, Indiana, National Association, as master servicer (the "Master Servicer"), pursuant to
Section 3.10 of the Pooling and Servicing Agreement dated as of June 1, 1999 (the "Agreement") between Banc One Financial Services, Inc., as seller (the "Seller"), Morgan Stanley Capital I Inc., as depositor (the "Depositor"), the Master Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), do hereby certify as follows:

         (1) All terms used herein that are defined in the Agreement shall have the meanings provided in the Agreement, unless otherwise defined herein.

         (2) The undersigned are officers of the Master Servicer who are duly authorized pursuant to the Agreement to execute and deliver this Certificate.

         (3) A review of the activities of the Master Servicer during the period from June 1, 1999 to December 31, 1999 (the "Servicing Period") and of its performance under the Agreement has been made under our supervision.

         (4) Based on such review, the Master Servicer has, to the best of our knowledge, fulfilled all of its material obligations under the Agreement throughout the Servicing Period except as set forth in paragraph (5) below.

         (5) The following is a brief description of each default in the fulfillment of the Master Servicer's obligations under the Agreement known to us to have been made by the Master Servicer during the Servicing Period, which sets forth in detail (i) the nature of each such default and (ii) the current status of each such default: "None".

         IN WITNESS WHEREOF, the Master Servicer has caused this Certificate to be executed by the undersigned duly authorized officers as of December 31, 1999.

Bank One, Indiana, National Association, as Master Servicer



By:
Name: Tracie Klein
Title: Vice President

By:
Name: Kim D. Greaves
Title: Senior Vice President